                           [LETTERHEAD OF ING FUNDS]

                                                                       (d)(1)(v)


April 28, 2006

Laurie M. Tillinghast
Vice President
ING Life Insurance and Annuity Company
151 Farmington Avenue, TS41
Hartford, CT 06156

Dear Ms. Tillinghast:

      Pursuant to the Investment Advisory Agreement dated May 1, 2003, as amended, between ING Partners, Inc. and ING Life Insurance and Annuity Company (the "Agreement") we hereby notify you of our intention to retain you as Adviser to render investment advisory services to ING Columbia Small Cap Value II Portfolio, a newly established series of ING Partners, Inc., and to modify the advisory fee for ING Fundamental Research Portfolio and ING Oppenheimer Strategic Income Portfolio (the "Portfolios"), effective April 28, 2006, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by amending AMENDED SCHEDULE A and AMENDED SCHEDULE B of the Agreement. The AMENDED SCHEDULE A and AMENDED SCHEDULE B are attached hereto.

      AMENDED SCHEDULE A and AMENDED SCHEDULE B have also been updated to reflect name changes of ING American Century Small Cap Value Portfolio to ING American Century Small-Mid Cap Value Portfolio, ING Goldman Sachs(R) Core Equity Portfolio to ING Goldman Sachs(R) Structured Equity Portfolio and ING JPMorgan Fleming International Portfolio to ING JPMorgan International Portfolio.

      Please signify your acceptance to act as Adviser and to the modified advisory fee for the Portfolios under the Agreement with respect to the aforementioned Portfolios by signing below where indicated.

                                          Very sincerely,

                                          /s/ Robert S. Naka

                                          Robert S. Naka
                                          Executive Vice President
                                          ING Partners, Inc.

ACCEPTED AND AGREED TO:
ING Life Insurance and Annuity Company

By: /s/ Laurie M. Tillinghast
    Laurie M. Tillinghast
    Vice President

                               AMENDED SCHEDULE A

                          SERIES OF ING PARTNERS, INC.

ING American Century Large Company Value Portfolio
ING American Century Select Portfolio
ING American Century Small-Mid Cap Value Portfolio
ING Baron Asset Portfolio
ING Baron Small Cap Growth Portfolio
ING Columbia Small Cap Value II Portfolio
ING Davis Venture Value Portfolio
ING Fidelity(R) VIP Contrafund(R) Portfolio
ING Fidelity(R) VIP Equity-Income Portfolio
ING Fidelity(R) VIP Growth Portfolio
ING Fidelity(R) VIP Mid Cap Portfolio
ING Fundamental Research Portfolio
ING Goldman Sachs(R) Capital Growth Portfolio
ING Goldman Sachs(R) Structured Equity Portfolio
ING JPMorgan International Portfolio
ING JPMorgan Mid Cap Value Portfolio
ING Lord Abbett U.S. Government Securities Portfolio
ING MFS Capital Opportunities Portfolio
ING Neuberger Berman Partners Portfolio
ING Neuberger Berman Regency Portfolio
ING OpCap Balanced Value Portfolio
ING Oppenheimer Global Portfolio
ING Oppenheimer Strategic Income Portfolio
ING PIMCO Total Return Portfolio
ING Pioneer High Yield Portfolio
ING Salomon Brothers Aggressive Growth Portfolio
ING Salomon Brothers Large Cap Growth Portfolio
ING Solution 2015 Portfolio
ING Solution 2025 Portfolio
ING Solution 2035 Portfolio
ING Solution 2045 Portfolio
ING Solution Income Portfolio
ING T. Rowe Price Diversified Mid Cap Growth Portfolio
ING T. Rowe Price Growth Equity Portfolio
ING Templeton Foreign Equity Portfolio
ING UBS U.S. Large Cap Equity Portfolio
ING UBS U.S. Small Cap Growth Portfolio
ING Van Kampen Comstock Portfolio
ING Van Kampen Equity and Income Portfolio

                               AMENDED SCHEDULE B

                                  ADVISORY FEES

SERIES                                                                         ADVISORY FEES
------                                                                         -------------
                                                               (as a percentage of average daily net assets)

ING American Century Large Company Value Portfolio                                 0.80%

ING American Century Select Portfolio                                              0.64%

ING American Century Small-Mid Cap Value Portfolio                                 1.00%

ING Baron Asset Portfolio                                                          0.95%

ING Baron Small Cap Growth Portfolio                                               0.85%

ING Columbia Small Cap Value II Portfolio                                          0.75%

ING Davis Venture Value Portfolio                                                  0.80%

ING Fidelity(R) VIP Contrafund(R) Portfolio                          0.00% while Series invested in Master
                                                                        0.58% for Standalone Series

ING Fidelity(R) VIP Equity-Income Portfolio                        0.00% while Series invested in Master
                                                                        0.48% for Standalone Series

ING Fidelity(R) VIP Growth Portfolio                               0.00% while Series invested in Master
                                                                        0.58% for Standalone Series

ING Fidelity(R) VIP Mid Cap Portfolio                              0.00% while Series invested in Master
                                                                        0.58% for Standalone Series

ING Fundamental Research Portfolio                                    0.60% on the first $2 billion;
                                                                       0.55% on the next $1 billion;
                                                                      0.50% on assets over $3 billion

ING Goldman Sachs(R) Capital Growth Portfolio                                      0.80%

ING Goldman Sachs(R) Structured Equity Portfolio                                   0.70%

ING JPMorgan International Portfolio                                               0.80%

ING JPMorgan Mid Cap Value Portfolio                                               0.75%

SERIES                                                                         ADVISORY FEES
------                                                                         -------------
                                                               (as a percentage of average daily net assets)


ING Lord Abbett U.S. Government Securities Portfolio                 0.47% on the first $250 million;
                                                                     0.45% on assets over $250 million

ING MFS Capital Opportunities Portfolio                                            0.65%

ING Neuberger Berman Partners Portfolio                                            0.60%

ING Neuberger Berman Regency Portfolio                                             0.75%

ING OpCap Balanced Value Portfolio                                                 0.80%

ING Oppenheimer Global Portfolio                                                   0.60%

ING Oppenheimer Strategic Income Portfolio                           0.50% on the first $6.5 billion;
                                                                      0.475% on the next $5 billion;
                                                                       0.45% on the next $5 billion;
                                                                    0.43% on assets over $16.5 billion

ING PIMCO Total Return Portfolio                                                   0.50%

ING Pioneer High Yield Portfolio                                      0.60% on the first $5 billion;
                                                                       0.50% on the next $2 billion;
                                                                       0.40% on the next $2 billion;
                                                                      0.30% on assets over $9 billion

ING Salomon Brothers Aggressive Growth Portfolio                     0.70% on the first $500 million;
                                                                     0.65% on assets over $500 million

ING Salomon Brothers Large Cap Growth Portfolio                                    0.64%

ING Solution 2015 Portfolio                                                        0.10%

ING Solution 2025 Portfolio                                                        0.10%

ING Solution 2035 Portfolio                                                        0.10%

ING Solution 2045 Portfolio                                                        0.10%

ING Solution Income Portfolio                                                      0.10%

ING T. Rowe Price Diversified Mid Cap Growth Portfolio                             0.64%

SERIES                                                                         ADVISORY FEES
------                                                                         -------------
                                                               (as a percentage of average daily net assets)

ING T. Rowe Price Growth Equity Portfolio                                          0.60%

ING Templeton Foreign Equity Portfolio                               0.80% on the first $500 million;
                                                                     0.75% on assets over $500 million

ING UBS U.S. Large Cap Equity Portfolio                              0.70% on the first $500 million;
                                                                     0.65% on assets over $500 million

ING UBS U.S. Small Cap Growth Portfolio                                            0.90%

ING Van Kampen Comstock Portfolio                                                  0.60%

ING Van Kampen Equity and Income Portfolio                                         0.55%